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                                                                   EXHIBIT 10(d)

                        STOCK OPTION SURRENDER AGREEMENT

     THIS STOCK OPTION SURRENDER AGREEMENT (this "Agreement") is made as of September 25, 2000, by and between George A. Lorch ("Executive") and Armstrong Holdings, Inc., a Pennsylvania corporation ("Company").

                                   WITNESSETH:

     WHEREAS, Executive holds options to purchase 559,380 shares of Common Stock of the Company with an exercise price of greater than $50.00 per share which the Executive desires and is willing to surrender in exchange for $1,000,000 cash from the Company;

     NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Surrender. For good and valuable consideration, the receipt and
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sufficiency of which are acknowledged, the Executive hereby surrenders, releases and forfeits as of the date of this Agreement all of his right, title and interest in and to options which he holds to purchase 559,380 shares of Common Stock of the Company, which have an exercise price greater than $50.00 per share and which were previously granted to the Executive by the Company in consideration for his services as an employee of the Company and its affiliates (the "Options"). Such Options are more particularly identified on Exhibit A hereto.

     2. Payment. In consideration of the Executive's surrender, release and
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forfeiture of such Options, the Company agrees to pay the Executive $1,000,000 in cash, less any tax withholdings required under applicable law, on February 1, 2001.

     3. Stock Option Agreements. Effective as of the date of this Agreement, the
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stock option agreements evidencing the Options are void and of no further force or effect.

     4. Amendment. This Agreement cannot be amended, modified or terminated
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except in writing and no waiver, extension or consent will be effective unless evidenced by an instrument in writing duly executed by the party which is sought to be charged with having granted the same.

     5. Headings. The section headings of this Agreement are for convenience of
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reference only and do not form a part of this Agreement and do not in any way modify, interpret, or otherwise affect the intentions of the parties.

     6. Governing Law. This Agreement shall be governed by, and construed in
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accordance with, the laws of the Commonwealth of Pennsylvania without regard to its conflicts of laws principles.
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     IN WITNESS HEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                       -----------------------------------------
                                       George A. Lorch

                                       ARMSTRONG HOLDINGS, INC.

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
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